MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use, in the Registration Statement of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) on Form S-8 relating to the registration of up to 350,000,000 common shares which may be issued pursuant to the Employee Stock Incentive Plan for the Year 2004 No. 4, and of 350,000,000 common shares which may be issued pursuant to the Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 for Livestar Entertainment Group, Inc., of our Auditors' Report, dated April 7, 2004, on the consolidated balance sheets of Livestar Entertainment Group, Inc. (formerly RRUN Ventures
Network, Inc.) as at December 31, 2003 and 2002, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' deficiency for the years ended December 31, 2003 and 2002, and for the period from inception, October 12, 2000, to December 31, 2003.




Vancouver, Canada                                             "Morgan & Company"

June 30, 2004                                              Chartered Accountants




Tel: (604)687-5841                                P.O. Box 10007 Pacific Centere
Fax: (604)687-0075                          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                                       Vancouver, B.C. V7Y 1A1


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